2Q26

Earnings Call Presentation


BULK SACHUEST

Safe Harbor

2Q26 Earnings Call Presentation

This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea's and managements' current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea's business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea's filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea's financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea's financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.


BULK CONCORD

2

2Q26 Performance Highlights

Robust growth driven by strong execution and strategic fleet positioning

- Supportive dry bulk market conditions, strong operating execution and strategic fleet positioning resulted in TCE rates outperforming benchmark Panamax, Supramax and Handysize indices by 10%.
- Second quarter 2026 GAAP net income of $10.2 million, or $0.16 per share and Adjusted net income of $16.9 million, or $0.26 per share.
- Adjusted EBITDA of $35.0 million, increase of 125% year-over-year, driven by a 50% improvement in TCE rates.
- Second quarter of 2026 cash flow from operations was $21.1 million, combined with vessel sale, debt repayment, and shareholder capital returns during the quarter resulted in unrestricted cash and cash equivalents of $105.7 million at quarter-end and net leverage of 2.1x.
- As of August 10, 2026 booked 4,873 days at an average of $20,258/day driven by a continued focus on premium cargo opportunities and prudent risk management while navigating higher fuel costs.
- In 2Q26, completed the sale of the 2006-built Bulk Xaymaca for $9.6 million.
- Continue to execute on key capital allocation priorities, including increasing the quarterly cash dividend to $0.10 per common share, payable on September 15, 2026.



3

2Q 2026 Performance Summary

Adjusted EBITDA
$s in Millions


2Q26
$ 35.0
2Q25
$ 15.3

Adjusted EPS
$s per Share


2Q26
$ 0.26
2Q25
$ (0.02)

TCE Rate
$s per Shipping Day


2Q26
$ 18,153
2Q25
$ 12,108

Operating Cash Flow
$s in Millions


2Q26
$ 21.1
2Q25
$ 14.4

4

Outperforming Industry Benchmark

Our TCE has exceeded the market by an average of 25% on a trailing 5-year basis

Cargo Focused Business Model Consistently Delivers Above-Market Performance

- Current 3Q26 booked TCE rate of $20,258, a 14% premium to the market average through the quarter.*
- Our niche, higher-margin trades, long-term COAs and charter-in strategy remain key areas of differentiation.



PANL Total Shipping Days
PANL TCE Rate
Market TCE Rate**
TCE Rate ($s per Shipping Day)
Days
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26E

* Q3 26 estimated TCE performance based on shipping days booked as of **August 10, 2026**

**Average of the published Panamax, Supramax and Handysize indices, net of commission

5

Return of Capital Program

Quarterly cash dividend and share repurchase program, support long-term shareholder value creation

Strong cash flow and profitability support consistent return of capital through the cycle	Consistent dividend payout amid strategic execution and fleet growth	$12 million repurchase authorization allows for flexible and opportunistic capital deployment

Annual Dividend Payout Ratio
% of Adjusted Net Income



16.5%
58.0%
61.5%
91.3%
2022 2023 2024 2025

Total Annual Cash Dividend Paid
$s per Share



$ 0.30
$ 0.40
$ 0.40
$ 0.25
2022 2023 2024 2025

Annual Dividend Coverage Ratio
Ratio of Operating Cash Flow to Dividends Issued



10.1x
3.0x
3.5x
3.3x
2022 2023 2024 2025

6

Balance Sheet Update

Ample liquidity to support ongoing growth of business

Continue to opportunistically invest in modern and regulatory compliant vessel fleet to meet customer cargo requirements on demand	Strong financial position underpinned by $105.7 million cash balance and 2.1x net leverage as of June 30, 2026	Capital allocation priorities will be balanced between fleet investment, debt repayment, opportunistic M&A and shareholder returns



Total Net Debt
Total Cash
Net Leverage
$s in Millions
TTM Net Debt/Adj. EBITDA
$ 450
$ 400
$ 350
$ 300
$ 250
$ 200
$ 150
$ 100
$ 50
$ -
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
$ 56
2.4x
$ 128
1.3x
$ 99
2.1x
$ 87
2.5x
$ 103
2.7x
$ 106
2.1x
2021 2022 2023 2024 2025 2Q26

1) Total net debt as of 12/31/24 reflects $100mm in incremental finance lease obligations assumed as part of the SSI acquisition, which closed on 12/30/24.

2) Total net debt and total cash for 2Q26 (as of 6/30/26) exclude $0.3 million in restricted cash related to a bank guarantee issued in connection with the Company's insurance arrangements.

7

Macro Shipping Outlook

Focused on providing comprehensive logistics solutions with targeted dry bulks

Near Term Outlook
(2H 2026)

- Positive momentum in iron ore, grain and minor bulk trades carried into the third quarter, with strength broad-based across vessel classes.
- Moderate fleet growth is expected to be broadly offset by increased tonne-mile demand as disruption of trade routes continue.
- Arctic seasonal tailwinds, better-than-expected trade activity and a manageable orderbook support healthy pricing through year end.

Medium Term Outlook
(2027)

- Long-haul Atlantic-to-Asia and West African ore volumes and bauxite should continue to lend tonne-mile support.
- Disruption of trade routes, geopolitical tension and future restriction on vessel speeds remain the key variables to watch.
- Global bulk carrier supply is increasing but is expected to remain at low levels in historical terms.

Long-Term Outlook
(2028 & Beyond)

- Ongoing fleet renewal monetizes older tonnage and improves fleet efficiency ahead of evolving regulatory requirements.
- Geopolitical changes should add tonne-mile demand in the sub-Cape and minor bulk trades central to our cargo book.
- Expanding niche bulk trades and a growing onshore logistics platform serve as multi-year growth engines.

8

Value Creation Strategy

Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth

Integrated shipping-logistics model
- Provide solutions to customer supply chain issues
- More efficient, lower total cost of delivery for customer
- Adds volume and margins to PANL ocean freight offerings

High fleet utilization
- Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days

Organic investment
- Expand capabilities to offer cargo movement beyond ocean transportation
- Grow terminal operations presence into new strategically located ports
- Expand owned fleet for growth using our unique business plan
- Apply consistent approach to expand and renew fleet

Inorganic investment
- Purchase vessels in support of existing long-term COAs, to maximize returns
- Acquire logistics companies to grow in logistics sector

Return of capital
- Sustain consistent dividend approach, not a payout formula
- Conserve capital for fleet renewal and opportunistic growth
- Compensate for volatility of sector by maintaining reasonable liquidity

Balance sheet optionality
- Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms
- Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects
- Consider joint ventures to help mitigate risks and create synergies

9

Investment Conclusion

Small-cap growth play with stable return of capital program

- Integrated shipping-logistics model delivering consistent, above-market returns
- Focused on consistently high fleet utilization to drive operating leverage
- Positioned to benefit from tightening global supply of dry-bulk vessels amid continued demand growth
- Growing on-shore logistics offering provides significant, incremental revenue opportunities
- Leading position within Ice-Class trades supports superior earned TCE rates
- Disciplined capital allocation strategy
- Long-term cargo-based contracts provide multi-year demand visibility
- Significant balance sheet optionality to pursue growth, low net leverage

10

PANGAEA

Appendix

Confidential: Pangaea Logistics Solutions

Selected Balance Sheet Data

(in thousands,may not foot due to rounding)

		June 30, 2026		December 31, 2025
Current Assets				
Cash and cash equivalents	$	105,675	$	103,054
Accounts receivable, net		59,147		55,854
Other current assets		101,122		56,868
Total current assets	$	265,944	$	215,776
Restricted cash		270		270
Fixed assets, including finance lease right of use assets, net		683,565		704,384
Goodwill		3,105		3,105
Other Non-current Assets		3,792		4,561
Total assets	$	956,677	$	928,096
Current liabilities				
Accounts payable, accrued expenses and related party payable	$	84,097	$	55,063
Current portion long-term debt and finance lease liabilities		79,676		46,882
Other current liabilities		28,411		26,089
Total current liabilities		192,184		128,034
Secured long-term debt and finance lease liabilities, net		269,811		325,326
Total Pangaea Logistics Solutions Ltd. equity		448,629		429,333
Non-controlling interests		46,053		45,403
Total stockholders' equity		494,682		474,736
Total liabilities and stockholders' equity	$	956,677	$	928,096

12

Selected Income Statement Data

(in thousands,may not foot due to rounding)	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026	
Revenues:				
Voyage revenue	$ 171,697	$ 146,269	$ 323,697	$ 255,929
Charter revenue	11,469	6,850	23,911	16,843
Terminal & stevedore revenue	3,953	3,571	10,091	6,720
Total revenue	187,119	156,689	357,699	279,491
Expenses:				
Voyage expense	79,058	77,782	152,796	138,089
Charter hire expense	39,104	31,423	78,282	49,064
Vessel operating expenses	23,263	23,375	43,825	45,553
Terminal Expenses	2,954	2,686	7,329	5,238
General and administrative	8,962	7,172	18,989	14,446
Depreciation and amortization	12,433	10,597	24,309	20,521
Loss on write-down of vessel held for sale	—	—	358	—
Total expenses	165,774	153,036	325,888	272,911
Income from operations	21,345	3,654	31,811	6,580
Total other expense, net	(10,863)	(6,554)	(7,664)	(11,679)
Net income (loss)	10,481	(2,900)	24,146	(5,099)
(Income) loss attributable to non-controlling interests	(280)	158	(650)	376
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$ 10,201	$ (2,742)	$ 23,496	$ (4,723)
Adjusted EBITDA [1]	$ 35,013	$ 15,554	$ 60,212	$ 30,381

[1] Adjusted EBITDA is net income (or loss) under U.S. GAAP, excluding interest expense and income, income taxes, depreciation and amortization, impairment losses, gain or loss on vessel sales, sale and leaseback losses, share-based compensation, non-operating items, and other non-recurring items. Management and certain investors use Adjusted EBITDA to assess operating performance, and Pangaea's Board reviews it periodically. It is a non-GAAP measure and may differ from definitions used by other companies.

13

Reconciliation of Non-GAAP Measures

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net Transportation and Service Revenue				
Gross Profit	**$ 30,343**	**$ 10,865**	**$ 51,230**	**$ 21,093**
Add:				
Vessel Depreciation and amortization	12,397	10,558	24,237	20,454
Net transportation and service revenue	**$ 42,740**	**$ 21,423**	**$ 75,467**	**$ 41,547**
Adjusted EBITDA				
Net income (loss)	**$ 10,481**	**$ (2,900)**	**$ 24,146**	**$ (5,099)**
Interest expense, net	4,661	5,737	8,553	11,438
Depreciation and amortization	12,433	10,597	24,309	20,521
Income tax provision (included in Other income / expense)	119	270	434	323
EBITDA (Non-GAAP)	**$ 27,694**	**$ 13,704**	**$ 57,442**	**$ 27,183**
Adjustments to EBITDA				
Loss on write-down of vessel held for sale	—	—	358	—
Share-based compensation	622	549	2,322	2,081
Unrealized loss on derivative instruments, net	6,696	1,301	89	1,117
Adjusted EBITDA	**$ 35,013**	**$ 15,554**	**$ 60,212**	**$ 30,381**

14

Reconciliation of Non-GAAP Measures

In thousands, except per share amounts (earnings per common share and adjusted earnings per common share).	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Earnings Per Common Share				
Net income attributable to Pangaea Logistics Solutions Ltd.	$ 10,201	$ (2,742)	$ 23,496	$ (4,723)
Weighted average number of common shares - basic	64,396,991	64,042,209	64,295,098	63,988,996
Weighted average number of common shares - diluted	65,025,857	64,042,209	64,901,400	63,988,996
Earnings per common share - basic	$ 0.16	$ (0.04)	$ 0.37	$ (0.07)
Earnings per common share - diluted	$ 0.16	$ (0.04)	$ 0.36	$ (0.07)
Adjusted EPS				
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	**$ 10,201**	**$ (2,742)**	**$ 23,496**	**$ (4,723)**
Non-GAAP				
Add:				
Loss on write-down of vessel held for sale	—	—	358	—
Unrealized loss on derivative instruments, net	6,696	1,301	89	1,117
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	**$ 16,897**	**$ (1,441)**	**$ 23,944**	**$ (3,606)**
Weighted average number of common shares - basic	64,396,991	64,042,209	64,295,098	63,988,996
Weighted average number of common shares - diluted	65,025,857	64,042,209	64,901,400	63,988,996
Adjusted EPS - basic	$ 0.26	$ (0.02)	$ 0.37	$ (0.06)
Adjusted EPS - diluted	$ 0.26	$ (0.02)	$ 0.37	$ (0.06)

15